Exhibit 99.1

MARTEN TRANSPORT ANNOUNCES FIRST QUARTER RESULTS

MONDOVI, Wis., April 23, 2026 (GLOBE NEWSWIRE) -- Marten Transport, Ltd. (Nasdaq/GS:MRTN) today reported net income of $1.4 million, or 2 cents per diluted share, for the first quarter ended March 31, 2026, compared with $4.3 million, or 5 cents per diluted share, for the first quarter of 2025.

Operating revenue was $203.5 million for the first quarter of 2026 compared with $223.2 million for the first quarter of 2025. Our intermodal operations, which were sold in 2025, had operating revenue of $12.1 million in the 2025 quarter. Excluding fuel surcharges, operating revenue was $177.2 million for the 2026 quarter compared with $195.8 million for the 2025 quarter. Fuel surcharge revenue decreased to $26.4 million for the 2026 quarter from $27.4 million for the 2025 quarter.

Operating income was $1.6 million for the first quarter of 2026 compared with $5.9 million for the first quarter of 2025.

Operating expenses as a percentage of operating revenue were 99.2% for the 2026 first quarter and 97.4% for the 2025 first quarter. Operating expenses as a percentage of operating revenue, with both amounts net of fuel surcharges, were 99.1% for the 2026 quarter and 97.0% for the 2025 quarter.

Chairman of the Board and Chief Executive Officer Randolph L. Marten stated, “Our people drove sequential increases in our revenue per tractor within our truckload and dedicated operations each of the last two quarters. This impact on our earnings was more than offset by the prolonged severe winter storms and the sharp spike in diesel prices in the first quarter.”

“Our unique multifaceted business model’s value continued to be highlighted by the operating results of our dedicated and brokerage operations. Our earnings have been heavily pressured by the historic duration and depth of the freight market recession’s oversupply and weak demand, and the cumulative impact of inflationary operating costs, freight rate reductions and freight network disruptions.”

“We are focused on minimizing the freight market’s impact with our emphasis on safe, premium service, data-driven operating efficiencies and aggressive cost controls. Our strong, debt-free balance sheet enhances our ability to continue investing in our technology and modern fleet and position our operations to capitalize on improving profitable organic growth opportunities.”

“We believe that the freight market is in the early stages of recovery fueled by the current administration’s accelerating immigration enforcement clampdowns on multiple fronts -- including noncompliant state licensing practices for non-domiciled commercial driver’s licenses, or CDL’s, English Language Proficiency enforcement, electronic logging device fraud, CDL mills and chameleon carriers. These measures are structural changes to the freight market that have been and are expected to continue contracting capacity by removing noncompliant and unqualified drivers who never should have been driving in the first place.”

Current Investor Presentation

Marten Transport, with headquarters in Mondovi, Wis., is a multifaceted business offering a network of time and temperature-sensitive and dry truck-based transportation and distribution capabilities across Marten’s five distinct business platforms – Temperature-Sensitive and Dry Truckload, Dedicated, Brokerage and MRTN de Mexico. Marten’s Intermodal operations were sold effective September 30, 2025. Marten is one of the leading temperature-sensitive truckload carriers in the United States, specializing in transporting and distributing food, beverages and other consumer packaged goods that require a temperature-controlled or insulated environment. The Company offers service in the United States, Mexico and Canada, concentrating on expedited movements for high-volume customers. Marten’s common stock is traded on the Nasdaq Global Select Market under the symbol MRTN.

This press release contains certain statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include a discussion of Marten’s prospects for future growth, including the impact on the freight market of the current administration’s accelerating immigration enforcement clampdowns on multiple fronts -- including noncompliant state licensing practices for non-domiciled commercial driver’s licenses, or CDL’s, English Language Proficiency enforcement, electronic logging device fraud, CDL mills and chameleon carriers, and by their nature involve substantial risks and uncertainties, and actual results may differ materially from those expressed in such forward-looking statements. Important factors known to the Company that could cause actual results to differ materially from those discussed in the forward-looking statements are discussed in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025. The Company undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACTS: Randy Marten, Chairman of the Board and Chief Executive Officer, Doug Petit, President, and Jim Hinnendael, Executive Vice President and Chief Financial Officer, of Marten Transport, Ltd., 715-926-4216.

MARTEN TRANSPORT, LTD.

CONSOLIDATED CONDENSED BALANCE SHEETS

	March 31,	December 31,
(In thousands, except share information)	2026	2025
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$69,786	$43,278
Escrow deposit	5,000	5,000
Receivables:
Trade, net	91,911	85,807
Other	8,114	13,084
Prepaid expenses and other	20,792	24,532
Total current assets	195,603	171,701

Property and equipment:
Revenue equipment, buildings and land, office equipment and other	1,112,817	1,128,932
Accumulated depreciation	(362,739)	(352,426)
Net property and equipment	750,078	776,506
Other noncurrent assets	1,546	1,560
Total assets	$947,227	$949,767

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$27,756	$28,769
Insurance and claims accruals	44,853	43,700
Accrued and other current liabilities	21,641	19,763
Total current liabilities	94,250	92,232
Deferred income taxes	88,612	89,716
Noncurrent operating lease liabilities	157	194
Total liabilities	183,019	182,142

Stockholders’ equity:
Preferred stock, $.01 par value per share; 2,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock, $.01 par value per share; 192,000,000 shares authorized; 81,589,135 shares at March 31, 2026, and 81,542,174 shares at December 31, 2025, issued and outstanding	816	815
Additional paid-in capital	54,858	54,762
Retained earnings	708,534	712,048
Total stockholders’ equity	764,208	767,625
Total liabilities and stockholders’ equity	$947,227	$949,767

MARTEN TRANSPORT, LTD.

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months
	Ended March 31,
(In thousands, except per share information)	2026	2025

Operating revenue	$203,526	$223,152

Operating expenses (income):
Salaries, wages and benefits	72,119	78,800
Purchased transportation	33,468	37,656
Fuel and fuel taxes	33,907	33,117
Supplies and maintenance	15,128	15,513
Depreciation	25,006	27,470
Operating taxes and licenses	2,245	2,417
Insurance and claims	13,245	13,377
Communications and utilities	2,105	2,279
Gain on disposition of revenue equipment	(1,420)	(1,665)
Other	6,131	8,329

Total operating expenses	201,934	217,293

Operating income	1,592	5,859

Other	(457)	(349)

Income before income taxes	2,049	6,208

Income taxes expense	667	1,873

Net income	$1,382	$4,335

Basic earnings per common share	$0.02	$0.05

Diluted earnings per common share	$0.02	$0.05

Dividends declared per common share	$0.06	$0.06

MARTEN TRANSPORT, LTD.

SEGMENT INFORMATION

(Unaudited)

			Dollar	Percentage
			Change	Change
	Three Months		Three Months	Three Months
	Ended		Ended	Ended
	March 31,		March 31,	March 31,
(Dollars in thousands)	2026	2025	2026 vs. 2025	2026 vs. 2025
Operating revenue:
Truckload revenue, net of fuel surcharge revenue	$89,310	$90,106	$(796)	(0.9)%
Truckload fuel surcharge revenue	16,080	14,285	1,795	12.6
Total Truckload revenue	105,390	104,391	999	1.0

Dedicated revenue, net of fuel surcharge revenue	53,174	62,405	(9,231)	(14.8)
Dedicated fuel surcharge revenue	10,289	11,220	(931)	(8.3)
Total Dedicated revenue	63,463	73,625	(10,162)	(13.8)

Brokerage revenue	34,673	33,019	1,654	5.0

Intermodal revenue, net of fuel surcharge revenue	-	10,268	(10,268)	(100.0)
Intermodal fuel surcharge revenue	-	1,849	(1,849)	(100.0)
Total Intermodal revenue	-	12,117	(12,117)	(100.0)

Total operating revenue	$203,526	$223,152	$(19,626)	(8.8)%

Operating income/(loss):
Truckload	$(944)	$(300)	$(644)	(214.7)%
Dedicated	1,622	4,854	(3,232)	(66.6)
Brokerage	914	2,160	(1,246)	(57.7)
Intermodal	-	(855)	855	100.0
Total operating income	$1,592	$5,859	$(4,267)	(72.8)%

Operating ratio:
Truckload	100.9%	100.3%
Dedicated	97.4	93.4
Brokerage	97.4	93.5
Intermodal	-	107.1
Consolidated operating ratio	99.2%	97.4%

Operating ratio, net of fuel surcharges:
Truckload	101.1%	100.3%
Dedicated	96.9	92.2
Brokerage	97.4	93.5
Intermodal	-	108.3
Consolidated operating ratio, net of fuel surcharges	99.1%	97.0%

MARTEN TRANSPORT, LTD.

OPERATING STATISTICS

(Unaudited)

	Three Months
	Ended March 31,
	2026	2025
Truckload Segment:
Revenue (in thousands)	$105,390	$104,391
Average revenue, net of fuel surcharges, per tractor per week(1)	$4,425	$4,196
Average tractors(1)	1,570	1,670
Average miles per trip	518	537
Non-revenue miles percentage(2)	10.8%	11.2%
Total miles (in thousands)	36,887	38,273

Dedicated Segment:
Revenue (in thousands)	$63,463	$73,625
Average revenue, net of fuel surcharges, per tractor per week(1)	$3,909	$3,846
Average tractors(1)	1,058	1,262
Average miles per trip	298	308
Non-revenue miles percentage(2)	1.3%	1.6%
Total miles (in thousands)	21,905	25,236

Brokerage Segment:
Revenue (in thousands)	$34,673	$33,019
Loads	23,882	20,416

Intermodal Segment:
Revenue (in thousands)	$-	$12,117
Loads	-	3,657
Average tractors	-	77

At March 31, 2026 and March 31, 2025:
Total tractors(1)	2,595	3,040
Average age of company tractors (in years)	2.4	2.0
Total trailers	5,021	5,331
Average age of company trailers (in years)	5.1	5.4
Ratio of trailers to tractors(1)	1.9	1.8
Total refrigerated containers	-	786

	Three Months
	Ended March 31,
(In thousands)	2026	2025

Net cash provided by operating activities	$33,049	$36,215
Net cash used for investing activities	(1,607)	(8,413)
Net cash used for financing activities	(4,934)	(5,164)

Weighted average shares outstanding:
Basic	81,579	81,493
Diluted	81,579	81,508

(1)	Includes tractors driven by both company-employed drivers and independent contractors. Independent contractors provided 77 and 82 tractors as of March 31, 2026 and 2025, respectively.

(2)	Represents the percentage of miles for which the company is not compensated.